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                                                                   EXHIBIT 10.33

July 20, 2001



Mr. Francis R. Tunney, Jr.
1207 Oxford Lane
Newport Beach, California 92660

Dear Frank:

As a follow-up to your discussions with David Pyott, and your intention to retire from Allergan on August 23, 2002, this letter agreement (the "Letter Agreement") outlines your rights, duties and responsibilities to Allergan (the "Company" or "Allergan") for the period commencing on the effective date of this Letter Agreement through July 31, 2001 and further outlines the terms and conditions of your retirement and separation from Allergan.

Your current position of Corporate Vice President, Administration will be eliminated effective July 31, 2001 and your current duties and responsibilities will be assumed by others in the company and an existing employee will assume the position of Secretary. However, you will continue to be employed by the Company in a consulting capacity until August 23, 2002 (your "Retirement Date"), on which date you will be separated from the Company by early retirement (your "Retirement"). Your Retirement Date shall be deemed your "Termination Date" for all purposes under Allergan's various plans.

You will tender your resignation as a member of the Allergan Executive Committee, as a member of The Allergan Foundation, and as a director and/or officer of any Allergan or any Allergan subsidiary or affiliate on which you serve effective July 31, 2001.

In your consulting capacity you will not be required to report to work. However, you will be available as needed for David Pyott or Douglas Ingram for legal or ethics counsel and/or other advice.

This Letter Agreement sets forth all of the agreements, understandings, and release of all claims relative to your Retirement/Termination from Allergan.

1.   RETIREMENT DATE & PAY

     Effective August 23, 2002, your Retirement Date, your employment with Allergan, Inc. and its affiliates will end. You will be paid at your current salary rate through your Retirement Date on the same bi-weekly schedule as all regular employees.


                             Initialed by:                                     1

                             Thomas J. Burnham:                     Date
                                               --------------------     -------

                             Francis R. Tunney, Jr.:                Date
                                                    ---------------     -------


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2.   MEDICAL/DENTAL & VISION CARE BENEFITS

     Medical/Dental & Vision Care insurance benefits will continue until your Retirement Date. Regular employee benefits, including vacation accrual, LTD, SIP and ESOP participation, life insurance and personal accident coverage will end on your Retirement Date.

3.   VACATION

     You shall continue to earn vacation time at our current accrual rate through your Retirement Date. You will receive, on your Retirement Date; compensation for all earned but unused vacation up to your Retirement Date.

4.   RETIREMENT & DEFERRED INVESTMENT BENEFITS
     As of your Retirement Date:

          a) Saving & Investment Plan: Various distribution options are available from the Allergan Savings & Investment Plan. Please review the information previously provided to you or contact the Benefits Department. Termination withdrawal forms and tax information will be provided at your final exit interview.

          b) Employee Stock Ownership Plan: Various distribution options are available for the Employee Stock Ownership Plan. Please review the information previously provided to you or contact the Benefits Department. A termination withdrawal form will be provided at your final exit interview.

          c) Pension Plan: Please reviews the information previously provided to you or contacts the Benefits Department.

5.   RETIREE MEDICAL

     When your Allergan Group Medical/Dental & Vision Care coverage ends, you will be eligible for Retiree medical.

6.   MANAGEMENT BONUS PLAN

     Should bonuses be paid for 2001, you will be eligible to receive a pro-rated Management Bonus for the number of months you were employed as Corporate Vice President, Administration in 2001. Bonus payment will be made at the normal time in 2002 and will be based on your base compensation through July 31, 2001, the bonus percentage payable for employees in your grade level (15E), and the performance modifier determined for bonuses paid to the corporate staff. You will not be eligible to receive a Management Bonus for 2002.


                             Initialed by:                                     2

                             Thomas J. Burnham:                     Date
                                               --------------------     -------

                             Francis R. Tunney, Jr.:                Date
                                                    ---------------     -------


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7.   LONG TERM INCENTIVE PLAN

     You will not be eligible to receive Non-Qualified Stock Options ("NQSOs") or Special Incentive Plans granted to other grade level 15E employees as a participant in any general granting of NQSOs at any time between the date of this agreement and your Retirement Date. You will also not be eligible to receive a grant of Restricted Stock ("RS") granted to other grade level 15E employees as a participant in any general granting of RS at any time between the date of this agreement and your Retirement Date.

     Attached hereto is a schedule listing the 109,950 NQSOs granted to you prior to the date of this Letter Agreement which remain outstanding. None are currently vested. All such outstanding NQSOs granted to you prior to the date of this Letter Agreement will continue in effect and vest according to the vesting provisions prescribed in the respective NQSO grant except as follows: If you sign this Letter Agreement (see Section 13. RELEASE OF ALL CLAIMS), as of your Retirement Date all outstanding options then held by you which remain unvested will then vest and with respect to all NQSOs then held by you the stock option exercise period will expire on the earlier of (a) the normal expiration date of the option, or (b) three years from your Retirement Date. NQSOs not exercised by the expiration date will be forfeited.

8.   EXECUTIVE PERQUISITES

     You have been eligible for certain executive perquisites at your salary grade, which will end on your Retirement Date. You may submit perquisite expenses eligible for reimbursement, up to your Retirement Date. These benefits include:

     -    Tax and financial planning

     -    Club Dues

     -    Auto Allowance

     -    Gasoline Allowance

     -    Club Allowance

     -    Tax and Financial Planning

     Submit eligible expenses on the usual reimbursement form through Tom Burnham in Human Resources.

9.   EXPENSES

     As of July 31, 2001, you will incur no expenses on behalf of Allergan nor will you have authority to act on behalf of Allergan. Any advances should be repaid by your Retirement Date. Any loans must be repaid in accordance with their terms.


                             Initialed by:                                     3

                             Thomas J. Burnham:                     Date
                                               --------------------     -------

                             Francis R. Tunney, Jr.:                Date
                                                    ---------------     -------


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10.  COMPANY INFORMATION

     You acknowledge that during the term of your employment you had, and that during the term of this Letter Agreement and subsequent thereto you may have, access to information confidential and/or proprietary to Allergan including but not limited to, trade secrets, technical data or know-how relating to investigational or marketed products, research, or manufacturing processes, information concerning the skills and qualifications of Allergan employees, or any other information of a business, financial or technical nature (not already publicly available in a reasonably integrated form), and that such information is and will remain at all times the exclusive property of Allergan. You will maintain such information in confidence and will not disclose such information to anyone else, nor will you use it for your own benefit or for the benefit of others, except as expressly directed in writing by Allergan during the term of this Letter Agreement or at any time thereafter.

11.  COMPANY PROPERTY

     You must return all Company property on your Retirement Date. This includes, but is not limited to, credit, phone and travel cards, building and card keys, office equipment such as calculators, dictation equipment, computers, modems, and all other items which are company property. This also includes any report, customer list, price list, files, notebooks or other materials pertaining to the company's business which are in your possession or under your control.

12.  CHANGE OF CONTROL

     This agreement voids and supercedes any Change of Control agreement previously executed.

13.  RELEASE ALL CLAIMS

     You expressly understand that you are remaining on the payroll until August 23, 2002 because you have agreed to the following release (and, at the request of the Company, will re-execute this Release on August 23, 2002 to cover any activity between the date of this Letter Agreement and August 23,
     2002).

     A. Applicable to All Released Employees: For the sum of your salary continuation, (gross pay, less standard withholding and authorized deductions) based upon your base salary at the termination date and for the acceleration of your NQSO's and for other good and valuable consideration, receipt of which is hereby acknowledged, I, Francis R. Tunney, Jr., hereby release and discharge Allergan, Inc. and each and every one of its affiliates, officers, directors, agents, employees, representatives, and lawyers (collectively, the "Releasees") from any and all claims, debts, wages, liabilities, promises, contracts, agreements, obligations, undertakings and causes of action whatsoever, whether known or unknown, arising out of, or in any way connected with, any transaction, event, act or omission occurring on or prior to the date of this Letter Agreement.


                             Initialed by:                                     4

                             Thomas J. Burnham:                 Date
                                               ----------------     -------

                             Francis R. Tunney, Jr.:            Date
                                                    -----------     -------


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13.  RELEASE ALL CLAIMS - (Continued)

     IT IS MY INTENTION IN EXECUTING THIS AGREEMENT THAT I WAIVE AND RELINQUISH ALL RIGHTS AND BENEFITS I HAVE OR MAY HAVE PURSUANT TO THE PROVISIONS OF
     SECTION 1542 OF THE CALIFORNIA CIVIL CODE, WHICH PROVIDES AS FOLLOWS:

         "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

     Without limiting the foregoing, I acknowledge and agree that the benefits provided to me in this Agreement supersede and replace any benefits that might be owed to me under California, or any other state or federal law as a result of my employment relationship with Allergan and the termination of my employment.

     Furthermore, I agree that if I am entitled to Workers' Compensation benefits as a result of a work-related injury incurred during my employment with Allergan, for which no claim presently is pending, Allergan may offset from the above-quoted severance pay any such Workers' Compensation benefits to be paid in lieu of salary in a pro rata amount so that my full compensation for 12 months is equal to and does not exceed my base salary for 12 months as of the date of this Letter Agreement.

     I have read the foregoing release and understand, accept and agree to its contents and sign this Letter Agreement voluntarily without coercion and with full understanding that I am releasing and waiving any and all claims that I have or might have against Allergan and/or any of the Releasees. I expressly understand that I am receiving the above sum of severance pay and other consideration because I have executed this Letter Agreement.

     B. Applicable to Released Employees Covered by the Older Workers Benefit Protection Act (Age 40 or older):

     You have forty-five (45) days to consider this Letter Agreement before you sign it. You may sign it earlier if you so wish, but the decision is entirely yours. Once you sign this Letter Agreement, you have seven (7) days after signing to revoke it. To revoke this Letter Agreement, please contact your Human Resources representative, Thomas J. Burnham, in writing.

     You have the right to consult with an attorney of your own choosing and at your own expense prior to executing this Letter Agreement.

     This Letter Agreement, among other things, waives rights that you may have under the Age Discrimination in Employment Act (the "ADEA"). Nothing in this Letter Agreement waives rights or claims under the ADEA that may arise after the date that this Letter Agreement is executed.


                             Initialed by:                                     5

                             Thomas J. Burnham:                 Date
                                               ----------------     -------

                             Francis R. Tunney, Jr.:            Date
                                                    -----------     -------


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13.  RELEASE ALL CLAIMS - (Continued)

     I declare under penalty of perjury under the laws of the State of California that this Section 13.B. is true and correct. Your initials below and signature on the last page of this Letter Agreement acknowledges that you have read this section and that you agree to these terms.

14.  CONSULTATION WITH AN ATTORNEY

     You have the right to consult with an attorney regarding the consequences of this Letter Agreement and release and I encourage you to do so.

15.  CONFIDENTIALITY

     Neither party shall reveal or discuss the contents of this Letter Agreement, unless compelled to do so in order to enforce the terms hereof or required to do so by law. You understand and agree that unauthorized disclosure of the terms and conditions of this Letter Agreement to a third party will result in the termination of all non-ERISA benefits and payments contained herein.

16.  SAVINGS CLAUSE

     If any term of this Letter Agreement is declared void or is otherwise unenforceable, it shall not alter the enforceability or validity of the remaining paragraphs and terms of this Letter Agreement and release, all of which shall remain fully binding on the parties.

17.  CONTROLLING LAW

     Should any dispute arise as to the interpretation, application or breach of this Letter Agreement, the resolution of such dispute shall be governed by the laws of the State of California.

18.  ARBITRATION

     Any future dispute related to this Letter Agreement, shall be resolved by reference pursuant to Section 638 of the California Code of Civil Procedure and all disputes shall be resolved by binding arbitration before the Judicial Arbitration and Mediation Service ("JAMS") in Orange County, California. Attorney's fees and costs shall be awarded to the party prevailing in the dispute and any resolution, opinion, or order of JAMS may be entered as a judgment of the Superior Court and appealed to the appropriate appellate court pursuant to Section 644 of the California Code of Civil Procedure. JAMS will control any discovery, rights, or privileges, the hearing dates and all other matters connected therewith.


                             Initialed by:                                     6

                             Thomas J. Burnham:                 Date
                                               ----------------     -------

                             Francis R. Tunney, Jr.:            Date
                                                    -----------     -------


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19.  ENTIRE AGREEMENT

     This Letter Agreement is the entire agreement concerning the benefits and obligations relating to your rights, duties and responsibilities from July 31, 2002 and your Retirement from the Company and supersedes all prior writings and discussions and there are no representations, warranties or commitments other than those set forth in this Letter Agreement. This Letter Agreement may be amended only in writing, signed by both parties.

Please acknowledge your agreement with the terms outlined in this Letter Agreement by signing below and by initialing each preceding page as indicated.

Sincerely,


/s/ Thomas J. Burnham
Thomas J. Burnham
Vice President Human Resources



Agreed to and accepted by  /s/ Francis R. Tunney, Jr.           July 20, 2001
                           --------------------------           -------------
                           Francis R. Tunney, Jr.                    Date


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